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                                                                     EXHIBIT 3.3

                                 WILLET LIMITED

                   * * * * * * * * * * * * * * * * * * * * *

                                  CERTIFICATE

                                       OF

                                 INCORPORATION



                   * * * * * * * * * * * * * * * * * * * * *

                        Organized under the laws of the

                               STATE OF DELAWARE

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                          CERTIFICATE OF INCORPORATION

                                       OF

                                 WILLET LIMITED

                                   * * * * *


          FIRST.  The name of the corporation is WILLET LIMITED.

          SECOND. Its registered office in the State of Delaware is located at No. 100 West Tenth Street, in the City of Wilmington, County of Newcastle. The name and address of its registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

          THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

          To construct, own and operate plants and other facilities for manufacturing, refining, producing, processing, blending, marketing and preparing any and all petroleum products or derivatives thereof, any and all chemical products and derivatives thereof, and any and all products useful in manufacturing, refining, producing, processing, blending and preparing any and all such petroleum and chemical products and derivatives thereof whether or not consumed in whole or in part in such process, and metals, ores and mineral substances of every description and kind; to provide management and sales agency services; and barter, trade or otherwise dispose of all manner of goods, wares and merchandise.

          To engage in the business of developing, improving and acquiring technical information concerning manufacturing processes in the petrochemical field and to acquire, hold, use, sell, assign, lease, mortgage, grant licenses and sublicenses in respect of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, processes,

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copyrights, trade-marks and trade names relating to or useful in connection with any business of the corporation.

          To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

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          To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

          To loan to any person, firm or corporation any of its surplus funds, either with or without security.

          To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

          To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount, to purchase, lease or otherwise acquire, hold, own, mortgage, sell, convey or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

          In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed

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under the General Corporation Law of the State of Delaware, and to do any or all
of the things hereinbefore set forth to the same extent as natural persons might or could do.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is eleven thousand (11,000) shares of which ten thousand (10,000) shares of the par value of One Hundred Dollars ($100.00) each, amounting in the aggregate to One Million Dollars ($1,000,000.00) shall be Preferred stock and one thousand (1,000) shares of the par value of Ten Dollars ($10.00) each, amounting in the aggregate to Ten Thousand Dollars ($10,000.00) shall be Common Stock.

          The board of directors is hereby expressly vested with authority to fix and determine by resolution at the time of issuance, the preferences, qualifications, privileges, limitations, restrictions, and other special or relative rights and terms and conditions of the Preferred stock.

          The board of directors is authorized to fix by resolution or resolutions, the voting powers, if any, full or limited, the designations and the powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the Preferred stock to the full extent now or hereafter permitted by the laws of Delaware, except as otherwise provided in the certificate of incorporation or any amendment thereto or any certificate setting forth the resolutions fixing the terms of any class.

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          Every holder of shares of Common stock shall be entitled to one (1)
vote at all stockholders' meetings for each share so held. The holders of shares of the Preferred stock shall have no right to vote and shall not be entitled to notice of any meeting of stockholders of the corporation nor to participate in any such meeting, except as required by law or as herein otherwise expressly provided.

          FIFTH. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).
          SIXTH. The names and mailing addresses of the incorporators are as follows:
          NAMES                     MAILING ADDRESS
          -----                     ---------------

          B.J. CONSONO              100 West Tenth Street
                                    Wilmington, Delaware

          F.J. OBARA, Jr.           100 West Tenth Street
                                    Wilmington, Delaware

          J.L. RIVERA               100 West Tenth Street
                                    Wilmington, Delaware

          SEVENTH.  The Corporation is to have perpetual existence.

          EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

          NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          To make, alter or repeal the by-laws of the corporation.

          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

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          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any property purpose and to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

          TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or

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stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          ELEVENTH. Meetings of stockholders may be held outside the State of Delaware, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by ballot unless the by-laws of the corporation shall so provide.

          TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands and seals this 11th day of March, 1970.


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STATE OF DELAWARE    )

                     )  SS:

COUNTY OF NEW CASTLE )


          BE IT REMEMBERED that on this 11th day of March, 1970, personally came before me, a Notary Public for the State of Delaware, B. J. CONSONO, F.J. OBARA, Jr. and J. L. RIVERA all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.


                              Notary Public

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          WILLET LIMITED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of WILLET LIMITED be amended by changing the first Article thereof so that, as amended, said article shall be and read as follows:

          "FIRST.  The name of the corporation OXIRANE CHEMIE NEDERLAND, LTD."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said WILLET LIMITED has caused this certificate to be signed by H.A. Sorgenti, its president, and attested by Helen Wozno, its Asst. secretary, this 15 day of December, 1980.

                                    WILLET LIMITED

                                    By:  /s/ H. A. SORGENTI
                                        ---------------------------------------
                                                      President
ATTEST:

By:  /s/ HELEN WONZO
    --------------------------
      Asst. Secretary

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                           CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          OXIRANE CHEMIE NEDERLAND, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous consent of its members, filed with the minutes of the board, proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Oxirane Chemie Nederland, Ltd. be amended by changing the first Article thereof so that, as amended, said article shall be and read as follows:

          "1.  The name of the corporation ARCO Chemie Neterland, LTD."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said OXIRANE CHEMIE NEDERLAND, LTD. has caused this certificate to be signed by D. W. McPhail, its Vice President, and attested by H. W. Gill, Jr., its Secretary, this 28th day of September, 1981.

                                    OXIRANE CHEMIE NEDERLAND, LTD.

                                    By:   /s/ D. W. McPHAIL
                                       ----------------------------------------
                                                      Vice President
ATTEST:

By:  /s/ H. W. GILL, JR.
    --------------------------
            Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          ARCO CHEMIE NEDERLAND, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of ARCO CHEMIE NEDERLAND, LTD. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

          "1. The name of the corporation is LYONDELL CHEMIE NEDERLAND, LTD."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said ARCO CHEMIE NEDERLAND, LTD. has caused this certificate to be signed by Robert J. Millstone, its Vice President, and attested by Connie E. Cothran, its Assistant Secretary, this 23rd day of September, 1998.

                                    ARCO CHEMIE NEDERLAND, LTD.

                                    By:   /s/ ROBERT J. MILLSTONE
                                        ----------------------------------------
                                                      Vice President
ATTEST:

By:  /s/ CONNIE E. COTHRAN
    -----------------------------
         Assistant Secretary

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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

          LYONDELL CHEMIE NEDERLAND, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by a unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of LYONDELL CHEMIE NEDERLAND, LTD. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

          "1. The name of the corporation is LYONDELL CHEMICAL NEDERLAND, LTD."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said LYONDELL CHEMIE NEDERLAND, LTD. has caused this certificate to be signed by Robert J. Millstone, its Vice President, and attested by Connie E. Cothran, its Assistant Secretary, this 6th day of October, 1998.

                                    LYONDELL CHEMIE NEDERLAND, LTD.

                                    By:  /s/ ROBERT J. MILLSTONE
                                        ---------------------------------------

                                                      Vice President
ATTEST:

By:  /s/ CONNIE E. COTHRAN
    -----------------------------
         Assistant Secretary

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